SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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 [   ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


                        SOUTHWESTERN ENERGY COMPANY
             ------------------------------------------------
             (Name of Registrant as Specified In Its Charter)


   -----------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement if other than the Registrant)


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

                           Southwestern Energy Company
                   2350 N. Sam Houston Parkway East, Suite 300
                              Houston, Texas 77032


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 ON MAY 17, 2001

         The Annual Meeting of Shareholders of Southwestern Energy Company will be held at the Northwest Arkansas Holiday Inn, Hwy. 71 Bypass at Hwy. 412, Springdale, Arkansas, on Thursday, the 17th day of May, 2001, at 11:00 a.m., Central Daylight Time, for the following purposes:

         (1) The election of six (6) directors to serve until the 2002 Annual Meeting or until successors are elected and qualified; and

         (2) To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

         The Board of Directors has fixed the close of business on March 14, 2001, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

         The Company's 2000 Annual Report which is not part of the proxy soliciting material, is enclosed.

         You are cordially invited to attend the meeting. If you cannot attend, it is important that your shares be represented and voted at the meeting. You can vote your shares by completing and returning the proxy card sent to you. You can revoke a proxy at any time prior to its exercise at the meeting by following the instructions in the accompanying proxy statement.

                                            By Order of the Board of Directors

                                                      GEORGE A. TAAFFE
                                                   Senior Vice President,
                                                 General Counsel & Secretary

March 30, 2001

                                TABLE OF CONTENTS


                                                                            Page

PROXY QUESTIONS........................................................       1

ELECTION OF DIRECTORS..................................................       2

SHARE OWNERSHIP OF MANAGEMENT AND DIRECTORS............................       4

GOVERNANCE OF THE COMPANY
         Board Committees..............................................       5
         Audit Committee Report........................................       6
         Relationship with Independent Public Accountants..............       6
         Compensation Committee Report.................................       6
         Director Compensation.........................................      10

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS........................      11

EXECUTIVE COMPENSATION
         Summary Compensation Table....................................      12
         Option/SAR Grants in Last Fiscal Year.........................      14
         Aggregated Option/SAR Exercises in Last Fiscal Year and
              Fiscal Year-End Option/SAR Values........................      15
         Agreements Concerning Employment and Changes in Control.......      16
         Pension Plans.................................................      17

STOCK PERFORMANCE GRAPH................................................      19

PROPOSALS FOR 2002 ANNUAL MEETING......................................      19

OTHER BUSINESS.........................................................      20

APPENDIX A - Audit Committee Charter...................................     A-1

                           Southwestern Energy Company

                                 PROXY STATEMENT


WHO IS ENTITLED TO VOTE AT THE ANNUAL MEETING?

         Shareholders who own common shares as of March 14, 2001 may vote at the meeting. There were 25,189,842 shares of common stock outstanding on that date. Each share has one vote except for the election of directors.

WHEN ARE THE ENCLOSED SOLICITATION MATERIALS FIRST GIVEN TO SHAREHOLDERS?

         The enclosed annual report and proxy voting form, together with this Notice of Annual Meeting and Proxy Statement, were first sent, or given, to shareholders on Friday, March 30, 2001.

WHAT IS A QUORUM OF SHAREHOLDERS, AND HOW MANY VOTES DOES IT TAKE TO ELECT DIRECTORS?

         A quorum is the presence at the annual meeting in person or by proxy of shareholders entitled to cast a majority of all the votes entitled to be cast. Since there were 25,189,842 shares of common stock outstanding on March 14, 2001, a quorum is 12,594,922. Broker non-votes, abstentions and withhold-authority votes COUNT for purposes of determining a quorum. We must have a quorum to conduct the meeting. If a quorum of shareholders is present at the meeting, we need a plurality of all the votes cast to elect each director. Broker non-votes, abstentions and withhold-authority votes DO NOT COUNT as votes cast.

HOW DO I VOTE?

         You must be present, or represented by proxy, at the annual meeting in order to vote your shares. Since many of our shareholders are unable to attend the meeting in person, we send proxy cards to all of our shareholders.

IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE FOR ME?

         Yes.   If you do not return your proxy card, your broker has discretion to vote for the election of directors.

WHAT IS A PROXY?

         A proxy is a person you appoint to vote on your behalf. When you vote, you will be designating Kenneth R. Mourton and Charles E. Scharlau as your proxies. We solicit proxies so that all common shares may be voted at the annual meeting. You must complete and return the enclosed proxy card.

HOW WILL MY PROXY VOTE MY SHARES?

         Your proxies will vote according to the instructions on your proxy card. If you complete and return your proxy card but do not indicate your vote on the matter, your proxies will vote "FOR" the six directors. Also your proxy card will give your proxies authority to vote, using their best judgment, on any other business that properly comes before the meeting.

HOW DO I VOTE USING MY PROXY CARD?

         There are three steps.

         1. The names of six directors to serve for the next year are listed on your proxy card.

                  To vote for all six directors, you mark the box marked "FOR". To withhold your vote from all six directors, (not vote for or against the directors) mark the box "WITHHELD".

                  To vote for some of the directors and not others, mark the "FOR" box, and write in the name(s) of the director(s) you wish to withhold your vote from on the line provided. To exercise cumulative voting (the number of shares owned multiplied by the number of directors to be elected) mark the "FOR" box and write in how many votes you wish to cast for each director on the line provided.

         2.  Sign and date  your proxy card.   IF YOU DO NOT SIGN  AND DATE YOUR
             PROXY CARD, YOUR VOTES CANNOT BE COUNTED.

         3.  Mail your proxy card in the pre-addressed, postage-paid envelope.

CAN I VOTE BY PROXY EVEN IF I PLAN TO ATTEND THE ANNUAL MEETING?

         Yes. If you vote by proxy, you do not need to fill out a ballot at the annual meeting unless you want to change your vote.

WHO IS SOLICITING MY PROXY, HOW IS IT BEING SOLICITED, AND WHO PAYS THE COSTS?

         Southwestern Energy, on behalf of the Board of Directors, though its directors, officers and employees, is soliciting proxies primarily by mail. However, proxies may also be solicited in person, by telephone or facsimile. Morrow & Co., Inc., a proxy solicitation firm, will be assisting us for a fee of approximately $5,000 plus out-of-pocket expenses. Southwestern Energy pays the cost of soliciting proxies.

                              ELECTION OF DIRECTORS

         At the meeting, six (6) directors are to be elected to serve for the ensuing year and until their respective successors are elected and qualified. The shares represented by the enclosed proxy will be voted as instructed by the shareholders for the election of the nominees named below. If no direction is made, this proxy will be voted FOR the election of the nominees named below. If any nominee becomes unavailable for any reason or if a vacancy should occur before the election, the shares represented by the enclosed proxy may be voted for such other person as may be determined by the holders of such proxies. The Company has no knowledge that any nominee will be unavailable for election. Directors shall be elected by plurality vote. Certain information concerning the nominees for election as directors is below.

                              Nominees For Election

         LEWIS E. EPLEY, JR. - Mr. Epley is an Attorney at Law and involved in several personal business ventures in the Eureka Springs and Holiday Island, Arkansas, area. He has served as City Attorney of Eureka Springs, President of the Carroll County Bar Association, and Special Associate Justice of the Supreme Court of Arkansas. He is a director, since 1964, and Vice Chairman of the Board of Directors, since 1993, of the Bank of Eureka Springs. He is a past Chairman and past member of the Board of Trustees of the University of Arkansas. He is currently a director of the University of Arkansas Foundation, a director of the Washington Regional Medical Foundation and Chairman of the Northwest Arkansas Radiation Therapy Institute Foundation Board. Mr. Epley is 64 years old and was first elected to the Board of Directors in 1998.

         JOHN PAUL HAMMERSCHMIDT - Mr. Hammerschmidt is a retired U.S. Congressman, Third District of Arkansas, who served from 1967-1993. He has been a director of Dillard's Department Stores Inc., Little Rock, Arkansas, since 1992; First Federal Bank of Arkansas, Harrison, Arkansas, since 1966; and American Freightways Corporation, Harrison, Arkansas, since 1997. Mr. Hammerschmidt has been a member of the Board of the Metropolitan Washington Airports Authority since 1997. He has served as member of the Board of Trustees of the University of the Ozarks since 1994 and Arkansas State University since 1999. Mr. Hammerschmidt is 78 years old and was first elected to the Board of Directors in 1992.

         ROBERT L. HOWARD - Mr. Howard is a retired Vice President of Shell Oil Company. From 1992 to 1995 he was Vice President, Domestic Operations, Exploration and Production of Shell, and President of Shell Western Inc., and Shell Offshore, Inc. In these positions he was responsible for all domestic exploration and production activities. From 1985-1991, Mr. Howard was President, Shell Offshore Inc., and was responsible for all offshore exploration and production in the Gulf of Mexico, the East Coast, and Florida. During Mr. Howard's 36 years with Shell, he held various positions within Shell's exploration and production operations, including General Manager, Exploration and Production, Mid-Continent Division, and General Manager, Exploration and Production, Rocky Mountain Division and Alaska Division. Mr. Howard has served as a director of Camco International, Inc. of Houston, Texas, from 1995 until 1998; Ocean Energy, Inc. (formerly United Meridian Corp.) of Houston, Texas, since 1996; and McDermott International, Inc. of New Orleans, Louisiana, since 1997. He is 64 years old and first became a director in 1995.

         HAROLD M. KORELL - Mr. Korell is the President and Chief Executive Officer of the Company. Mr. Korell joined Southwestern in 1997 as Executive Vice President and Chief Operating Officer. On May 22, 1998, Mr. Korell was promoted to President and Chief Operating Officer and was named President and Chief Executive Officer effective January 1, 1999. Previously, Mr. Korell was Senior Vice President - Operations of American Exploration Company, Executive Vice President of McCormick Resources, and held various technical and managerial positions with Tenneco Oil Company including Vice President - Production, and various positions with Mobil Corporation. Mr. Korell is 56 years old and first became a director in October 1998.

         KENNETH R. MOURTON - Mr. Mourton is an Attorney at Law with the firm of Ball and Mourton, Ltd., PLLC, Fayetteville, Arkansas and is a certified public accountant (inactive). He is the Managing Principal Attorney for this firm. Mr. Mourton is also President and principal shareholder of Coors of Western Arkansas, Inc., since 1980; President and majority shareholder of E. J. Ball Plaza, Inc., since 1992; and President and part owner of Emerald Travel Services, Ltd., since 1989. All of these businesses are located in Fayetteville, Arkansas. Mr. Mourton also owns and operates several other businesses in various states related to beer distribution, lodging, warehousing and travel. Mr.
Mourton is Chairman, since 1992, of Razorback Foundation, Inc., a nonprofit corporation which supports University of Arkansas athletic programs. He is also a Board member of the Arkansas Rural Endowment Fund, a nonprofit corporation created by the State of Arkansas to help lower income, rural Arkansas children obtain college and university educations. Mr. Mourton is 50 years old and was first elected to the Board of Directors in 1995.

         CHARLES E. SCHARLAU - Mr. Scharlau retired as President and Chief Executive Officer of the Company on December 31, 1998. He continues to serve as a Director of the Company. He began his career as the Company's legal counsel in 1951 and was involved in all facets of the Company's business for over 47 years. In 1966 he was named Executive Vice President and first elected a director of the Company. In 1972 he was elected President and Chief Executive Officer. Mr. Scharlau is currently of counsel with the firm of Conner and Winters PLLC. He is also a director since 1980 of ABLEST Inc., Clearwater, Florida; member of the Board of Trustees of the University of Arkansas since 1998; and Chairman since 1999 of the Executive Committee for the Northwest Arkansas Council. Mr. Scharlau is 73 years old.

         Shareholders entitled to vote for the election of directors at the annual meeting may nominate additional candidates provided written notice of such nomination is received at the Company's principal executive offices no later than the close of business on April 13, 2001. The Company's by-laws require that this notice contain certain information about any proposed nominee and the shareholder submitting the notice. The Company may also require any proposed nominee to furnish such other information as may reasonably be required to determine the proposed nominee's eligibility to serve as a director of the Company. A copy of the relevant by-law provisions may be obtained by contacting Mr. George A. Taaffe, Secretary, Southwestern Energy Company, 1083 Sain Street,
P. O. Box 1408, Fayetteville, Arkansas 72702-1408, (501) 521-1141.

                   SHARE OWNERSHIP OF MANAGEMENT AND DIRECTORS

      The following table sets forth information as of March 14, 2001, with respect to beneficial ownership of the Company's Common Stock by its directors and executive officers.

                                                                  Number of Shares of $.10
                                                                  Par Value Common Stock
                                                              Beneficially Owned as of 3-14-01
                                                                 (Sole Voting and Investment         Percent
         Name of Beneficial Owner                                   Power Except as Noted) (1)       of Class
         ------------------------                             ----------------------------------    ----------
Executive Officers:
   Harold M. Korell.........................................              632,032                      2.51%
   Alan H. Stevens..........................................              234,180                       .93%
   Greg D. Kerley ..........................................              295,073                      1.17%
   Richard F. Lane..........................................              109,320                       .43%
   George A. Taaffe.........................................               57,118                       .23%

Directors and Nominees:
   Lewis E. Epley, Jr......................................                45,183                       .18%
   John Paul Hammerschmidt..................................               92,000                       .37%
   Robert L. Howard.........................................               70,000                       .28%
   Kenneth R. Mourton.......................................               69,000                       .27%
   Charles E. Scharlau......................................              690,502                      2.74%
All persons as a group (10 in number) who are
directors, nominees or executive officers of the
Company  ...................................................            2,294,408 (2)                  9.11%

------------------------
[FN]
(1) Of the number of shares reported as beneficially owned, the named individuals had the right to acquire within 60 days, through the exercise of stock options, beneficial ownership of the following number of shares: Mr. Korell, 193,250; Mr. Stevens, 136,083; Mr. Kerley, 80,341; Mr. Lane, 27,667; Mr. Taaffe, 6,200; Mr. Epley, Jr., 9,000; Mr.
         Hammerschmidt, 66,000; 42,000 each for Messrs. Howard and Mourton, and Mr. Scharlau, 474,996. Included in the number of shares reported as beneficially owned are the rights of the named individuals to acquire the following number of shares through the exercise of stock options immediately upon a "change in control" as defined under "Agreements Concerning Employment and Changes in Control": Mr. Korell, 311,500; Mr. Stevens, 68,167; Mr. Kerley, 187,306; Mr. Lane, 65,333; Mr. Taaffe, 27,400; Mr. Epley, Jr., 23,000; 26,000 each for Messrs. Hammerschmidt, Howard and Mourton; and Mr. Scharlau, 17,000. Also included in the number of shares reported as beneficially owned are the following restricted shares with respect to which the named individuals have voting power but not investment power: Mr. Korell, 23,920; Mr. Stevens, 5,666; Mr. Kerley, 11,796; Mr. Lane, 10,500; and Mr. Taaffe, 7,800. The
         named individuals acquire investment power for these shares immediately upon a "change in control."

(2) Of this number, all directors and executive officers as a group had the right to acquire beneficial ownership of 1,077,537 shares through the exercise of stock options within 60 days. Also included in this number is this group's right to acquire an additional 777,706 shares through the exercise of stock options immediately upon a "change in control" as defined under "Agreements Concerning Employment and Changes in Control."

                Transactions With Nominees and Executive Officers

         During 2000, the Company and related entities, for certain legal services, paid $18,614 to the law firm of Conner and Winters PLLC of Fayetteville, Arkansas, of which Mr. Charles Scharlau is of counsel. Mr. Greg Scharlau, Mr. Scharlau's son, is a partner in Conner and Winters PLLC.

                            GOVERNANCE OF THE COMPANY

                                BOARD COMMITTEES

         Audit Committee - The Board of Directors has a standing audit committee (the "Audit Committee") composed of noncompany members of the Board. The Audit Committee is responsible to the Board for reviewing the accounting and auditing procedures and financial reporting practices of the Company and for recommending the appointment of the independent public accountants. The Board of Directors of the Company has determined that all members of the Audit Committee have no relationship to the Company that may interfere with the exercise of their independence from management and the Company. At the February 14, 2001, Board meeting, the Board of Directors adopted the revised Audit Committee Charter in accordance with the standards of the New York Stock Exchange and Securities and Exchange Commission. The revised Audit Committee Charter appears as Appendix A to this Proxy Statement. The Audit Committee meets periodically with the Company's management and independent public accountants to review the Company's financial information and systems of internal controls and ensure both parties are properly discharging their responsibilities. The independent public accountants have direct access to the Audit Committee and periodically meet with the Audit Committee without management representatives present. Fees for the last fiscal year were: Audit -- $145,000; and Other -- $287,625, which included audit related -- $30,000; and all other non-audit -- $257,625 of which $211,125 related to benefit plan services. No fees were paid for financial information design and implementation. The Audit Committee is currently composed of Messrs. Kenneth R. Mourton, a certified public accountant (inactive) and Audit Committee Chairman, Lewis E. Epley, Jr., and Robert L. Howard.

         Compensation Committee - The Board of Directors has a compensation committee (the "Compensation Committee") which is responsible for recommending to the Board of Directors officer compensation and discretionary awards under the various incentive plans. Messrs. Robert L. Howard, Compensation Committee Chairman, John Paul Hammerschmidt, and Kenneth R. Mourton presently serve on this committee.

         Retirement Committee - The Board of Directors also has a retirement committee (the "Retirement Committee") which is responsible for administering the Company's pension and retirement plans and for recommending retirement policy to the Board of Directors. Messrs. Charles E. Scharlau, Retirement Committee Chairman, Lewis E. Epley, Jr., and Kenneth R. Mourton presently serve on this committee.

         Nominating Committee - The Company has no standing nominating committee. The Board as a whole considers candidates for nomination for Board positions. The Board will consider qualified candidates recommended by shareholders. Any shareholder wishing to recommend a candidate may do so by letter addressed to Mr. George A. Taaffe, Secretary, Southwestern Energy Company, 1083 Sain Street, P. O. Box 1408, Fayetteville, Arkansas 72702-1408. Such letter should state in detail the qualifications of the candidate.
Shareholders  entitled  to vote for the  election  of  directors  at the  annual meeting may nominate additional candidates independent of the Board of Directors. Shareholder nominees to be presented to the 2001 Annual Meeting must be submitted pursuant to the procedures described under the subheading, "Nominees For Election." Shareholders entitled to vote for the election of directors at the 2002 Annual Meeting may present independent nominees to the 2002 Annual Meeting provided that notice of such nomination is received at the Company's principal executive offices not less than 50 nor more than 75 days prior to the 2002 meeting date. If less than 65 days notice of the 2002 Annual Meeting is given, written notice of any such nomination must be received no later than the close of business on the 15th day following the day on which notice of the meeting date is mailed. The Company's by-laws require that this notice contain certain information about any proposed nominee and the shareholder submitting the notice. The Company may also require any proposed nominee to furnish such other information as may reasonably be required to determine the proposed nominee's eligibility to serve as a director of the Company. A copy of the relevant by-law provisions may be obtained by contacting Mr. George A. Taaffe, Secretary, Southwestern Energy Company, 1083 Sain Street,
P. O. Box 1408, Fayetteville, Arkansas 72702-1408, (501) 521-1141.

                             AUDIT COMMITTEE REPORT

         The Audit Committee has reviewed and discussed with management the Company's audited financial statements as of and for the fiscal year ended December 31, 2000. The Committee also had discussed with independent public accountants for the Company the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. The Committee has received the written disclosures and the letter from the independent public accountants for the Company required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, and has discussed with the independent public accountants that firm's independence from management and the Company, including consideration of non-audit fees on that firm's independence.

         Based on the review and discussions referred to in the above paragraph, the Committee recommends to the Board of Directors that the year-end audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, for filing with the Securities and Exchange Commission.

                                                 KENNETH R. MOURTON, CHAIRMAN
                                                 LEWIS E. EPLEY, JR.
                                                 ROBERT L. HOWARD
                                                 Members of the Audit Committee

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

         Arthur Andersen LLP, with offices at 6450 South Lewis, Suite 300, Tulsa, Oklahoma 74136-1068, has been the independent public accounting firm of the Company since 1979. Representatives will be present at the Annual Meeting of Shareholders and will have an opportunity to make a statement to shareholders if they so desire. The representatives will also be available to respond to appropriate questions from shareholders. There have been no disagreements with the independent public accountants on accounting and financial disclosure.

                          COMPENSATION COMMITTEE REPORT

                             Compensation Philosophy

         In determining the compensation of the Chief Executive Officer (the "CEO") and the other executive officers of the Company and its subsidiaries, the Compensation Committee seeks to align compensation with the attainment of the Company's objectives, the Company's performance, and the attraction and retention of individuals who contribute to the Company's success. For the CEO and the other named executive officers, the Compensation Committee makes recommendations to the Board of Directors, and final compensation decisions are made by the full Board. The Compensation Committee believes that compensation should:

         - relate to the value created for shareholders by being directly tied to the financial performance and condition of the Company and the particular executive officer's contribution thereto;

         - reward individuals who help the Company achieve its short-term and long-term objectives and thereby contribute significantly to the success of the Company;

         - help to attract and retain the most qualified individuals in the natural gas and oil and gas producing industries by being competitive with compensation paid to persons having similar responsibilities and duties in other companies in the same and closely related industries; and

         -        reflect   the   qualifications,   skills,   experience,    and
                  responsibilities of the particular executive officer.

         In determining executive compensation, the Company uses peer group comparisons. The industry group indices shown in the performance chart reported in this Proxy Statement include a number of the companies that are used for compensation analysis. Compensation packages are targeted to the median of the range of compensation paid by comparable companies. Executive compensation paid by the Company during 2000 generally corresponded to the 50th to 75th percentile of compensation paid by comparable companies.

         Changes made to the Internal Revenue Code in 1993 could potentially limit the ability of the Company to deduct, for federal income tax purposes, certain compensation in excess of $1,000,000 per year paid to individuals named in the summary compensation table. The Company believes that all compensation paid in 2000 will be fully deductible. Further, none of the named individuals received compensation in excess of $1,000,000 during 2000. If, in the future, it appears that the compensation paid to a named individual may be in excess of limitations imposed on deductibility for federal income tax purposes, the Company will seek ways to maximize the deductibility of compensation payments without compromising the Company's or the Compensation Committee's flexibility in designing effective compensation plans that can meet the Company's objectives and respond quickly to marketplace needs. Although the Compensation Committee will from time to time review the advisability of making changes in compensation plans to reflect changes in government-mandated policies, it will not do so unless it feels that such changes are in the best interest of the Company and/or its shareholders.

                           Components of Compensation

         Base Salary. In establishing the base salaries of the CEO and the other executive officers, the Compensation Committee examines competitive peer group surveys and data in order to determine whether the total compensation package is competitive with compensation offered by other companies in the natural gas and oil and gas producing industries which are similar in terms of the complexity of their operations and which offer the most direct competition for competent executives. The Compensation Committee also takes into account the Company's financial and operating performance as compared with the industry mean and the individual performance of the Company's executives as compared to the Compensation Committee's expectations of performance for top level executives in general. The Compensation Committee also considers the diverse skills required of its executive management to expand the exploration and production segment of its operations while maintaining satisfactory performance in the highly regulated gas distribution segment. In addition, the Compensation Committee considers the particular executive's performance, responsibilities, qualifications, and experience in the oil and gas industry. The Compensation Committee is periodically advised by outside compensation consultants on its compensation policies and receives evaluations from the appropriate level of management concerning the performance of executives within their range of reporting responsibilities.

         Changes in base salary affect other elements of compensation including:
(i) awards under the Company's Incentive Compensation Plan, (ii) pension benefits, (iii) Company matching portions of 401(k) and Nonqualified Plan contributions, and (iv) life insurance and disability benefits.

         Incentive Compensation Plan. The Company maintains an Incentive Compensation Plan (the "Incentive Plan") applicable to executives with responsibility for the Company's major business segments. The Incentive Plan is intended to encourage and reward the achievement of (1) earnings and cash flow targets, (2) a defined reserve replacement ratio, (3) target returns on capital investment, (4) a favorable return on equity as compared to the Company's peer group, (5) production, reserve addition, and investment goals in the exploration and production group, (6) an adequate financial return in its utility segment while maximizing utility throughput, and (7) gas marketing margins. These criteria are deemed by the Compensation Committee to be critical to increasing shareholder value, and the applicability of each of these criteria in determining awards to any particular executive depends on the responsibilities of that executive. A portion of each award under the Incentive Plan is an automatic award based upon the achievement of these corporate financial objectives, and a portion is discretionary based on a subjective evaluation of the executive's performance by the Compensation Committee. The Incentive Plan is also designed to assist in the attraction and retention of qualified employees, to further link the financial interest and objectives of employees with those of the Company, and to foster accountability and teamwork throughout the Company.

         The CEO and the executive officers have responsibilities directly affecting the Company's operations and are assigned target, minimum, and maximum award levels expressed as a percentage of their base salary. In 2000, the target awards which could be paid based on attainment of corporate performance measures ranged from 22.5% to 30% of base salary for these individuals, the minimum awards ranged from 11.25% to 15% of base salary, and the maximum awards which could be paid ranged from 45% to 60% of base salary. None of these awards are paid if corporate performance as determined by the corporate performance measures is below a specified level. In addition, the participating executives are eligible for discretionary awards based upon their individual performance, which when combined with the performance measure award could achieve a total targeted bonus ranging from 37.5% to 50% of base salary. Payouts under the Incentive Plan are based on the achievement of corporate financial profit objectives, business unit results, and the Committee's evaluation of individual performance. Awards are payable in cash, restricted Common Stock of the Company, or a combination of cash and restricted Common Stock.

         Generally, when multiple factors are considered to measure the performance of the Company's executives, such factors are equally weighted in determining the Company performance portion of an executive's bonus. In determining automatic awards under the Plan for the CEO and certain of the named executive officers, the Compensation Committee examines the following performance thresholds as compared to predetermined criteria: (1) cash flow per share, (2) reserve replacement ratio, (3) return on capital investment, and (4) return on equity. Because these factors are weighted equally, proportionate awards are made if targets for at least one of the factors are met. In 2000, the cash flow per share, reserve replacement and return on capital investment maximum performance levels were achieved. The return on equity minimum performance level was not achieved. Discretionary awards for these executives are based on a subjective evaluation of the executive's performance by the
Compensation Committee. Discretionary awards may be influenced by the performance of individual business segments, but are primarily intended to provide an incentive to recognize exceptional performance by an individual.

         Stock Incentive Plan. The CEO and other executive officers are also eligible to participate in the Company's 2000 Stock Incentive Plan (the "Stock Plan"). The Stock Plan is designed to attract and retain key employees by enabling them to acquire a proprietary interest in the Company and by tying rewards to shareholder interests. The Stock Plan provides for the granting of restricted stock, phantom stock, or options to purchase Common Stock of the Company and stock appreciation rights in such amounts as determined by the Compensation Committee on a discretionary basis. Grants relating to 2000 performance were made at a price equal to the Fair Market Value on the date of grant. The Stock Plan allows for the granting of cash bonuses in connection with awards of restricted stock and stock bonuses when a participant is required to recognize income for federal or state income tax purposes with respect to such awards. The number of shares of the $.10 par value Common Stock of the Company which may be issued under the Stock Plan cannot exceed 1,250,000, subject to adjustment in the event of any change in the outstanding Common Stock of the Company by reason of any stock split, stock dividend, recapitalization, reclassification, merger, consolidation, combination, or exchange of shares, or any other similar event. The 2000 Stock Incentive Plan replaced the 1993 Stock Plan.

         In determining the options granted to key employees under the Stock Plan, the Compensation Committee considers a number of factors in addition to considering the goals of attracting and retaining such employees and tying their rewards to shareholder interests. The number of options and restricted shares awarded in fiscal 2000 were based partially upon an analysis of the value of long-term incentive plan awards made by the Company's competitive peer group. The Compensation Committee also evaluated the performance of the Company, the performance and responsibility of the particular employee, and the desirability of providing a particular employee with an adequate incentive to stay with the Company.

         In 1993, the annual component of the Company's former Annual and Long-Term Incentive Compensation Plan (the "Prior Plan") was replaced by the Company's Incentive Compensation Plan, discussed above. The long-term component of the Prior Plan was replaced by the 1993 Stock Incentive Plan for performance periods beginning after January 1, 1993, and the 2000 Stock Incentive Plan for performance periods beginning in 2000.

Payouts of awards previously granted and payouts of awards related to five-year performance periods ending each year through December 31, 1997, will continue to be made under the Prior Plan through 2001. Key employees were selected annually to participate in the Prior Plan based on their ability to have a significant impact on the performance of the Company. Under the long-term incentive component of the Prior Plan, cash awards were based on the Company's performance during overlapping five-year periods. A new five-year performance period began each year on January 1, with the final five-year performance period beginning January 1, 1993. For all participants, awards were based equally on the compounded five-year growth in earnings per share and the cumulative five-year return on equity. Any award earned was payable at the rate of 20% per year, commencing at the end of each five-year performance cycle.

         Mr. Korell's base salary was $418,000 for 2000, and has been increased to $433,000 for 2001. Mr. Korell had a targeted annual bonus award of 50% of base salary, with minimum and maximum awards of 15% and 80%, respectively, depending upon the achievement of corporate performance measures. Of these awards, a portion is an automatic award based upon the achievement of the corporate financial objectives as described under the subheading, "Incentive Compensation Plan" above, and a portion is discretionary based on a subjective evaluation of Mr. Korell's performance by the Compensation Committee and the Board of Directors and may be influenced by the performance of individual business segments. The Company's attainment of certain performance measures in 2000, plus the discretionary component resulted in Mr. Korell being awarded a bonus of $265,000, or 63% of his base salary.

         In addition to the factors described above, in determining the salary and other forms of compensation for Mr. Korell, the Compensation Committee took into consideration Mr. Korell's substantial experience and standing in the industry.

                                          ROBERT L. HOWARD, CHAIRMAN
                                          JOHN PAUL HAMMERSCHMIDT
                                          KENNETH R. MOURTON
                                          Members of the Compensation Committee

                              DIRECTOR COMPENSATION

         Directors receive compensation as indicated in the table below. Directors who retire with certain qualifications are appointed to the position of Director Emeritus. A Director Emeritus is paid an annual fee of $2,000 for the remainder of his life and such health care benefits as the Company provides to its full time employees. Mr. E.J. Ball was appointed to the position of Director Emeritus upon his retirement in 1995 and Mr. Charles E. Sanders was appointed to this position upon his retirement in 1998. Mr. Ball and Mr. Mourton are partners in the law firm of Ball and Mourton, Ltd., PLLC. During 2000, the Company did not pay any legal fees to Ball and Mourton, Ltd., PLLC.

                          Outside Director Compensation

                      Each Board     Each Audit, Compensation,     Annual Stock Options Granted
                       Meeting       and Retirement Committee           Granted Directors
  Annual Retainer      Attended          Meeting Attended                Serving at 12/31
  ---------------      --------          ----------------                ----------------
      $24,000           $1,000                $1,000                   8,000 options vesting
                                                                             25%/year

         In 2000, for their services as directors, Messrs. Lewis E. Epley, Jr., John Paul Hammerschmidt, Robert L. Howard, Kenneth R. Mourton, and Charles E. Scharlau were paid $35,500, $32,500, $36,500, $37,000 and $32,000, respectively.
As an advisor to the Company, Mr. Scharlau also received consulting fees for $234,000 under a consulting agreement with the Company, $3,490 for the Company portion of health insurance and $47,445 as a payout of an award previously granted under the Company's former Annual and Long-Term Incentive Compensation Plan. Messrs. E. J. Ball and Charles E. Sanders were each paid $2,000 for their services as Directors Emeritus and $3,490 for the Company portion of health insurance. Each outside director serving as of December 31, 2000, was granted an option to purchase 8,000 shares of the Company's Common Stock at $9.75 per share, representing the Fair Market Value on the date of grant. During 2000, the Board of Directors held eight meetings, the Audit Committee held four meetings, the Compensation Committee held two meetings, and the Retirement Committee held one meeting.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

      The following persons were known by the Company to beneficially own more than 5% of the Company's Common Stock as of December 31, 2000, pursuant to their filed Schedule 13G under the Securities Exchange Act of 1934:

                                                             Amount and Nature of     Percent
  Title of                   Name and Address of                  Beneficial             of
   Class                      Beneficial Owner                    Ownership             Class
   -----                      ----------------                    ---------             -----
Common Stock             Westport Asset Management, Inc.         1,878,700 (1)           7.5%
                         253 Riverside Avenue
                         Westport, CT  06880

Common Stock             Dimensional Fund Advisors, Inc.         1,877,600 (2)           7.5%
                         1299 Ocean Avenue
                         11th Floor
                         Santa Monica, CA  90401

Common Stock             Alliance Capital Management L.P.        1,795,511 (3)           7.1%
                         1345 Avenue of the Americas
                         New York, NY  10105

Common Stock             State Street Research &                 1,373,300 (4)           5.5%
                         Management Company
                         One Financial Center
                         30th Floor
                         Boston, MA  02111-2690

Common Stock             Wellington Management                   1,262,300 (5)           5.0%
                         Company, LLP
                         75 State Street
                         Boston, MA  02109

Common Stock             Fidelity Management and                 1,262,100 (6)           5.0%
                         Research Company
                         82 Devonshire Street
                         Boston, MA  02109-3605

[FN]
(1) Westport Asset Management, Inc. (Westport) is an investment advisor registered under the Investment Advisors Act of 1940. Westport holds sole voting power on 672,100 shares, shared voting power on 1,045,600 shares, sole dispositive power on 672,100 shares, and shared disposition power of 1,206,600 shares.

(2) Dimensional Fund Advisors, Inc. (Dimensional) is an investment advisor registered under the Investment Advisors Act of 1940. Dimensional holds sole voting and dispositive power on all shares. Dimensional disclaims beneficial ownership of all such securities.

(3) Alliance Capital Management L.P. (Alliance) is an investment advisor registered under the Investment Advisors Act of 1940 and is majority owned by AXA Financial, Inc. Alliance has sole voting power on 1,486,000 shares, shared voting power on 22,855 shares, and sole dispositive power on 1,795,511 shares.

(4) State Street Research & Management Company (State Street) is an investment advisor registered pursuant to the Investment Advisors Act of 1940 and holds the reported shares on behalf of its clients. State Street holds sole voting power on 1,306,800 shares and sole dispositive power on 1,373,300 shares. State Street disclaims beneficial ownership on all shares.

(5) Wellington Management Company, LLP (Wellington) is an investment advisor in accordance with Rule 13d-1(b)(1)(ii)(E). Wellington holds shared voting power on 682,600 shares and shared dispositive power on 1,262,300 shares. Wellington disclaims beneficial ownership of all such securities.

(6) Fidelity Management and Research Company (Fidelity) is an investment advisor registered under the Investment Advisors Act of 1940 and a wholly owned subsidiary of FMR Corp. Edward C. Johnson 3rd, Chairman of FMR Corp., and FMR Corp., through control of Fidelity and the Funds has sole power to dispose of the 1,262,100 shares owned by the Funds. Neither FMR Corp. nor Edward C. Johnson 3rd, has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds' Board of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds' Boards of Trustees.

                             EXECUTIVE COMPENSATION

         The following table contains information with respect to executive compensation paid or set aside by the Company for services in all capacities of the CEO and the next four most highly paid executive officers of the Company and its subsidiaries, and a former executive of two of the Company's subsidiaries, during the years indicated below.


                           SUMMARY COMPENSATION TABLE

                                                                                   Long-Term Compensation
                                                                                -----------------------------------
                                                Annual Compensation                    Awards              Payouts
                                        ------------------------------------    -----------------------   ---------

           (a)                (b)         (c)          (d)          (e)           (f)           (g)          (h)         (i)

                                                                   Other        Restricted   Securities
                                                                   Annual         Stock      Underlying     LTIP      All Other
                                        Salary        Bonus     Compensation      Awards      Options/     Payouts   Compensation
Name and Principal Position   Year        ($)          ($)          ($)           ($) (2)     SARs (#)       ($)         ($)
----------------------------  ----      -------     --------    ------------    ----------   ----------   ---------  -------------
Harold M. Korell              2000      418,000      265,000      92,975 (3)     109,703      200,000         -        15,244  (4)
  President, Chief Executive  1999      410,000      160,000      51,854          57,000      129,750         -        14,957
  Officer and Director        1998      329,167      135,000      28,405          26,947       75,000         -        12,032

Alan H. Stevens               2000      290,000      168,000      14,694 (5)      11,156       16,000         -        40,046  (6)
  President and Chief         1999      264,000      100,000      24,924          28,500       68,250         -        40,661
  Operating Officer,          1998      250,000      125,000     133,004         215,063      120,000         -        67,400
  Southwestern Energy
  Production Company and
  SEECO, Inc.  (1)

Greg D. Kerley                2000      252,000      143,000      48,737 (7)      55,781      100,000       2,446       9,190 (8)
  Executive Vice President    1999      235,000      100,000      26,763          28,500       68,250       2,446       8,573
  and Chief Financial Officer 1998      203,875       90,000      21,878          21,938       20,000       2,446       7,305

George A. Taaffe              2000      200,000       70,000      32,672 (9)      37,187       15,000         -        16,837 (10)
  Senior Vice President,      1999       72,820       21,400      24,369          32,325       18,600         -         7,231
  General Counsel and         1998          -            -           -               -            -           -           -
  Secretary

Richard F. Lane               2000      177,000       86,000      34,573 (11)     48,344       50,000         -         6,455 (12)
  Senior Vice President       1999      167,733       40,000      24,255          30,000       18,000         -         6,139
  Exploration and Production, 1998      124,449       25,000      24,874          35,328       25,000         -        14,925
  Southwestern Energy Production
  Company and SEECO, Inc. (1)

Debbie J. Branch              2000      143,600 (13)     -         4,950             -           -            -       108,779 (14)
  Senior Vice President,      1999      179,500       60,000      27,615           6,900      10,000          -         6,548
  Southwestern Energy         1998      175,000       65,000      30,485          10,969      11,100          -         6,279
  Services Company and
  Southwestern Energy
  Pipeline Company (1)

------------------------
[FN]
(1) Southwestern Energy Production Company, SEECO, Inc., Southwestern Energy Services Company, and Southwestern Energy Pipeline Company are wholly-owned subsidiaries of the Company.

(2) Restricted stock awards for executives typically vest ratably over three years. In connection with the employment of Mr. Taaffe in 1999, he was awarded 3,000 shares of restricted stock that vests ratably over three years. In connection with the employment of Messrs. Lane and Stevens in 1998, Mr. Lane was awarded 1,820 shares and Mr. Stevens was awarded 15,000 shares of restricted stock that vests ratably over three years. The value of all nonvested restricted shares held by Messrs. Korell, Stevens, Kerley, Taaffe, Lane and Ms. Branch at December 31, 2000, was $248,170, $58,785, $122,384, $80,925, $108,938 and $0,
         respectively.

(3) Includes $85,595 as a bonus for the payment of income taxes related to the restricted stock grants made during 2000.

(4) Includes $12,540 as the Company matching portion of Nonqualified Plan contributions and $2,704 as the cost of life insurance.

(5) Includes $7,314 as a bonus for the payment of income taxes related to the restricted stock grants made during 2000.

(6) Includes $8,700 as the Company matching portion of Nonqualified Plan contributions, $1,876 as the cost of life insurance, $4,470 of imputed interest income related to a $125,000 loan the Company made to Mr. Stevens in connection with his employment, and $25,000 of the loan which was forgiven in 2000. Under the terms of the loan agreement, the $125,000 loan is forgiven at the rate of 20% per year.

(7) Includes $41,357 as a bonus for the payment of income taxes related to the restricted stock grants made during 2000.

(8)      Includes  $7,560  as  the  Company  matching   portion  of  401(k)  and
         Nonqualified Plan contributions and $1,630 as the cost of life insurance.

(9) Includes $25,292 as a bonus for the payment of income taxes related to the restricted stock grants made during 2000.

(10) Includes $6,265 of moving and relocation expenses, $5,100 as the Company matching portion of 401(k) Plan contributions, $1,294 as the cost of life insurance and $4,178 of imputed interest income related to a $75,000 loan the Company made to Mr. Taaffe in connection with his employment. Under the terms of the loan agreement, the $75,000 loan is forgiven at the rate of 20% per year.

(11) Includes $27,193 as a bonus for the payment of income taxes related to the restricted stock grants made during 2000.

(12) Includes $5,310 as the Company matching portion of Nonqualified Plan contributions, and $1,145 as the cost of life insurance.

(13) Represents salary and services rendered for January 1, 2000, through September 30, 2000.

(14) Includes $4,308 as the Company matching portion of Nonqualified Plan contributions, $871 as the cost of life insurance, and $103,600 of severance pay related to her resignation from the Company during 2000.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR
                                                                                        Potential Realizable
                                                                                          Value at Assumed
                                                                                        Annual Rates of Stock
                                                                                       Price Appreciation for
                             Individual Grants                                             Option Term (3)
---------------------------------------------------------------------------   ----------------------------------------

        (a)               (b)          (c)           (d)           (e)            (f)          (g)            (h)

                                     % of Total
                        Number of     Options/
                        Securities     SARs
                        Underlying   Granted to     Exercise
                         Options/     Employees      or Base
                         SARs         in Fiscal     Price        Expiration
       Name            Granted (1)     Year         ($/Sh) (2)      Date         0% ($)        5% ($)        10% ($)
--------------------   -----------   ----------    -----------   ----------   ----------   -----------   -------------
Harold M. Korell         200,000        30.0%        7.4375       12/14/10         -          935,481      2,370,692

Alan H. Stevens           16,000         2.4%        7.4375       12/14/10         -           74,838        189,655

Greg D. Kerley           100,000        15.0%        7.4375       12/14/10         -          467,740      1,185,346

George A. Taaffe          15,000         2.3%        7.4375       12/14/10         -           70,161        177,802

Richard F. Lane           50,000         7.5%        7.4375       12/14/10         -          233,870        592,673


------------------------
[FN]
(1) All 2000 grants vest and become exercisable ratably over three years beginning one year from the date of grant or immediately upon a "change in control." All 2000 grants expire after ten years from the date of grant but may expire earlier upon termination of employment.

(2) The exercise price reflects the Fair Market Value of the Company's Common Stock on the date of grant.

(3) Realizable values are reported net of the option exercise price, but before taxes associated with exercise. The dollar amounts shown are the result of calculations using 0%, 5% and 10% rates of appreciation from the exercise price as specified by the Securities and Exchange Commission and are not intended to forecast possible future appreciation, if any, of the Company's stock price. The assumed annual appreciation of 5% and 10% on the options granted at $7.4375 would result in the price of the Company's stock increasing to $12.11 and $19.29, respectively. Realization by optionees of the amounts shown are dependent on future increases in the price of the Company's Common Stock and the continued employment of the optionee with the Company. The options have no value if the Company's Common Stock does not appreciate, as shown in the 0% column.

         AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END
                                OPTION/SAR VALUES
        (a)                (b)             (c)                          (d)                                   (e)

                                                                Number of Securities                 Value of Unexercised
                                                               Underlying Unexercised              In-the-Money Options/SARs
                                                             Options/SARs at FY-End (#)                at FY-End ($) (3)
                                                         -----------------------------------   -----------------------------------
                         Shares
                       Acquired on        Value
       Name            Exercise (#)   Realized ($) (1)   Exercisable (2)   Unexercisable (2)   Exercisable (2)   Unexercisable (2)
--------------------   ------------   ----------------   ---------------   -----------------   ---------------   -----------------
Harold M. Korell            -               -                193,250            311,500            342,344          1,042,500

Alan H. Stevens             -               -                102,750            101,500            140,364            266,480

Greg D. Kerley              -               -                 80,341            187,306            140,364            513,230

George A. Taaffe            -               -                  6,200             27,400             17,625             79,313

Richard F. Lane             -               -                 22,667             70,333             46,668            209,582

------------------------
[FN]
(1) Reflects the difference between exercise price and issuance price on the number of shares exercised. During 2000 no options were exercised.

(2) All 1995 through 2000 grants vest and become exercisable ratably over three years beginning one year from the date of grant or immediately upon a "change in control." All 1994 grants vest and become exercisable ratably over the four year period beginning six years from the date of grant or sooner upon achievement of certain performance objectives, upon a "change in control" as defined under "Agreements Concerning Employment and Changes in Control," or upon retirement. All grants made prior to 1993 are presently exercisable and expire on the earlier of
         (a) ten years and one day from the date of grant, or (b) termination of employment other than for retirement due to age or disability. All 1993 through 2000 grants expire after ten years from the date of grant but may expire earlier upon termination of employment. Limited stock appreciation rights were granted in tandem with all options granted in 1993 through 1999.

(3) Values are calculated as the difference between the exercise price of the options and the market value of the Company's Common Stock as of December 31, 2000 ($10.3750/share).

             AGREEMENTS CONCERNING EMPLOYMENT AND CHANGES IN CONTROL

         On January 15, 2001, the Company entered into an agreement with Mr. Stevens regarding his part-time employment effective March 1, 2001. Mr. Stevens will be paid an annual salary of $77,500 and he will remain a participant in the Company's Incentive Compensation Plan. All options and restricted stock will continue to vest pursuant to the existing agreements. Mr. Stevens' agreement will expire on December 31, 2001, however, the agreement may be extended through December 31, 2002 at the Company's request.

         Effective February 17, 1999, the Company entered into amended Severance Agreements with Messrs. Korell, Stevens and Kerley that replaced substantially similar severance agreements which were currently in place. The Company entered into Severance Agreements with Messrs. Taaffe and Lane on July 27, 1999, and January 15, 2001, respectively. The Severance Agreements provide that if within three years after a "change in control" of the Company the officer's employment is terminated by the Company without cause, the officer is entitled to a payment equal to the product of 2.99 and the officer's "base amount." "Base amount" is defined as base salary as of the executive's termination date plus the maximum bonus opportunity available to the executive under the Incentive Compensation Plan. In addition, the officer will be entitled to continued participation in certain insurance plans and fringe benefits from the date of the termination of employment until the earliest of (a) the expiration of three years, (b) death, or (c) the date he is afforded a comparable benefit at comparable cost by a subsequent employer. Mr. Stevens' Severance Agreement will expire effective June 30, 2001, at which time he will receive a severance agreement which provides for compensation at two times his then current total annual compensation.

         Messrs. Korell, Stevens, Kerley, Taaffe, and Lane are also entitled to the severance benefits described above if within three years after a "change in control" they voluntarily terminate employment with the Company for "good reason."

         For purposes of the severance agreements, a "change in control" includes (i) the acquisition by any person (other than, in certain cases, an employee of the Company) of 15% or more of the Company's voting securities, (ii) approval by the Company's shareholders of an agreement to merge or consolidate the Company with another corporation (other than certain corporations controlled by or under common control with the Company), (iii) certain changes in the composition of the Board of Directors of the Company, (iv) any change in control which would be required to be reported to the shareholders of the Company in a proxy statement and (v) a determination by a majority of the Board of Directors that there has been a "change in control" or that there will be a "change in control" upon the occurrence of certain specified events and such events occur. "Good reason" includes (i) a reduction in the employee's employment status or responsibilities, (ii) a reduction in the employee's base salary, (iii) a change in the employee's principal work location, and (iv) certain adverse changes in the Company's incentive or other benefit plans.

         The Company's 2000 Stock Incentive Plan and 1993 Stock Incentive Plan provide that all outstanding stock options and all limited, tandem, and stand-alone stock appreciation rights become exercisable immediately upon a "change in control." The Stock Plans also provide that all shares of restricted and phantom stock which have not previously vested or been cancelled or forfeited shall vest immediately upon a "change in control." For purposes of the Stock Plan, a "change in control" has the same meaning contained in the Company's Severance Agreements as defined above.

         The Company's Incentive Compensation Plan adopted in 1993 provides that all restrictions on shares of restricted stock granted pursuant to the Incentive Plan shall lapse upon a "change in control," as defined in the Company's Severance Agreements. This plan also provides that upon a participant's termination of employment under certain conditions on or after a "change in control" all determined but unpaid Incentive Awards shall be paid immediately, and any undetermined awards shall be determined and paid based on projected performance factors calculated in accordance with the plan.

                                  PENSION PLANS

         Prior to January 1, 1998, the Company maintained a traditional defined benefit plan (the "Pension Plan") with benefits payable based upon average final compensation and years of service. Effective January 1, 1998, the Company amended its Pension Plan to become a "cash balance" plan on a prospective basis for its non-bargaining employees. A cash balance plan provides benefits based upon a fixed percentage of an employee's annual compensation.

         Employees who were participants in the Pension Plan as of January 1, 1998 are entitled to annual benefits payable upon retirement based upon current remuneration and years of service through December 31, 1997 as follows:


                                          Years of Service Through December 31, 1997
                         ------------------------------------------------------------------------------

    Remuneration             5            10            15            20           30            40
   --------------        ----------   ----------   -----------   -----------   ----------   -----------
     $150,000              $11,250      $22,500       $33,750       $45,000      $67,500       $90,000
      180,000               13,500       27,000        40,500        54,000       81,000       108,000
      210,000               15,750       31,500        47,250        63,000       94,500       126,000
      240,000               18,000       36,000        54,000        72,000      108,000       144,000
      270,000               20,250       40,500        60,750        81,000      121,500       162,000
      300,000               22,500       45,000        67,500        90,000      135,000       180,000
      330,000               24,750       49,500        74,250        99,000      148,500       198,000
      360,000               27,000       54,000        81,000       108,000      162,000       216,000
      390,000               29,250       58,500        87,750       117,000      175,500       234,000
      420,000               31,500       63,000        94,500       126,000      189,000       252,000
      450,000               33,750       67,500       101,250       135,000      202,500       270,000
      480,000               36,000       72,000       108,000       144,000      216,000       288,000

                                                     Years of
                                                     Credited         Current
                                                     Service        Remuneration
                                                     Through        Covered Under
                           Name                      12/31/97       the Plans (1)
                           ----                    ------------   -----------------
                        Harold M. Korell                 1             418,000
                        Alan H. Stevens                  -             290,000
                        Greg D. Kerley                   8             252,000
                        George A. Taaffe                 -             200,000
                        Richard F. Lane                  -             177,000

------------------------
[FN]
(1) The Internal Revenue Code (the "Code") limits both the amount of compensation that may be used for purposes of calculating a participant's Pension Plan benefit and the maximum annual benefit payable to a participant under the Pension Plan. For the 2000 plan year, (i) a participant's compensation in excess of $170,000 is disregarded for purposes of determining average compensation and (ii) the maximum annual Pension Plan benefit permitted under the Code is $135,000. The numbers presented in the table disregard these limitations because the Company's Supplemental Retirement Plan ("SERP"), discussed below, provides participants with a supplemental retirement benefit to compensate them for the limitation on benefits imposed by the Code.

         The Company's Pension Plan provides for defined benefits to eligible officers and employees in the event of retirement at a specified age based on number of years of service through December 31, 1997 and average monthly compensation during the five years of highest pay in the last ten years before terminating.

         Under the cash balance provisions of the Pension Plan, which became effective January 1, 1998, each participant has a hypothetical account, for recordkeeping purposes only, to which credits are allocated annually based upon a percentage of the participant's remuneration. The applicable percentage is equal to 6% plus an additional percentage for participants in the Pension Plan as of January 1, 1998. The additional percentage is based upon a participant's age, and is designed to approximate any lost benefits due to the change to a cash balance plan. The additional percentage is equal to 6.3% for Mr. Korell and 3.7% for Mr. Kerley.

         All balances in the cash balance account also earn a fixed rate of interest which is credited annually. The interest rate for a particular year is the annual rate of interest of the 30-year treasury securities for November of the prior year. Interest is credited as long as the participant's balance remains in the Pension Plan.

         At retirement or termination of employment, the vested amount credited to a participant is payable to the participant in the form of a lump sum or in lifetime monthly payments. The estimated annual benefit payable upon retirement related to the cash balance provisions of the Pension Plan and SERP at December 31, 2000, is $76,341 for Mr. Korell, $24,568 for Mr. Stevens, $102,009 for Mr.
Kerley, $17,634 for Mr. Taaffe, and $49,261 for Mr. Lane. These projections are based on the following assumptions; (1) participant remains employed until age 65; (2) the 2000 remuneration remains constant; and (3) interest credit of 6.00% for all years.

         On May 31, 1989, the Company adopted a Supplemental Retirement Plan which provides benefits equal to the amount which would be payable under the Pension Plan in the absence of certain limitations of the Code, less the amount actually paid under the Pension Plan. In the event of a "change in control" as defined under "Agreements Concerning Employment and Changes in Control," the benefits of a participant then employed by the Company would be determined as if the participant had credit for three additional years of service.

         The remuneration covered by the Pension Plan includes wages and salaries but excludes Incentive Awards, bonuses, and fees. The benefit amounts listed above are not subject to any deductions for Social Security benefits or other offset amounts.

                             STOCK PERFORMANCE GRAPH

         The following graph compares for the last five years, the performance of the Company's Common Stock to the S&P Smallcap 600 Index and the Dow Jones Oil - Secondary Index. The Chart assumes that the value of the investment in the Company's Common Stock and each index was $100 at December 31, 1995, and that all dividends were reinvested.

                                    1995   1996   1997   1998   1999   2000
                                    ----   ----   ----   ----   ----   ----
   Southwestern Enery Company       $100   $121   $105   $ 63   $ 57   $ 91
   S&P Smallcap 600 Index            100    121    152    150    169    189
   Dow Jones Oil-Secondary Index     100    126    126     86     99    160


                        PROPOSALS FOR 2002 ANNUAL MEETING

         Shareholder's proposals intended to be presented at the 2002 Annual Meeting of Shareholders must be received by the Company at its principal offices not later than November 30, 2001, for inclusion in the 2002 Proxy Statement and form of proxy. Proposals intended to be the subject of a separate solicitation may be brought before the 2002 Annual Meeting by shareholders provided that written notice of any such proposal is received at the Company's principal executive offices not less than 50 nor more than 75 days prior to the called meeting date. If less than 65 days notice of the 2001 Annual Meeting is given, written notice of any such proposal must be received no later than the close of business on the 15th day following the day on which notice of the annual meeting date was mailed. The Company's by-laws require that notices of shareholder proposals contain certain information about any proposal and the proposing shareholder. A copy of the relevant by-law provisions may be obtained by contacting Mr. George A. Taaffe, Secretary, Southwestern Energy Company, 1083 Sain Street, P. O. Box 1408, Fayetteville, Arkansas 72702-1408, (501) 521-1141.

                                 OTHER BUSINESS

         While the Notice of Annual Meeting of Shareholders calls for transaction of such other business as may properly come before the meeting, the Company's management has no knowledge of any matters to be presented for action by shareholders at the meeting other than as set forth in this Proxy Statement. If any other business should come before the meeting, the persons named in the proxy have discretionary authority to vote in accordance with their best judgment. Shareholders may bring additional proposals before the meeting provided written notice of any such proposal is received at the Company's principal executive offices no later than the close of business on April 13, 2001. The Company's by-laws require that this notice must contain certain information about any proposal and the proposing shareholder. A copy of the relevant by-law provisions may be obtained by contacting Mr. George A. Taaffe, Secretary, Southwestern Energy Company, 1083 Sain Street, P. O. Box 1408, Fayetteville, Arkansas 72702-1408, (501) 521-1141.

         Any shareholder who has not received a copy of the Company's Annual Report and Form 10-K may obtain a copy free of charge by contacting Mr. George
A. Taaffe, Southwestern Energy Company, 1083 Sain Street, P.O. Box 1408, Fayetteville, Arkansas 72702-1408.

                                             By Order of the Board of Directors

                                                     GEORGE A. TAAFFE
                                                   Senior Vice President,
                                                General Counsel & Secretary

Dated:  March 30, 2001

                                   APPENDIX A

                           SOUTHWESTERN ENERGY COMPANY

                             AUDIT COMMITTEE CHARTER

                         (As Revised February 14, 2001)

         The Audit  Committee  is a  committee  of the Board of  Directors.  Its primary function is to assist the Board in fulfilling its oversight responsibilities by reviewing financial information which will be provided to the shareholders and others, the systems of internal controls which management and the Board of Directors have established, and the audit process.

         In meeting its responsibilities, the Audit Committee is expected to:

            1. Provide an open avenue of communication between the independent accountants, management, and the Board of Directors.

            2. Review and update the Committee's charter annually with approval by the Board of Directors. The Company's annual Proxy Statement to Shareholders will disclose that a charter has been adopted. A copy of the charter will be included as an appendix to the Proxy Statement at least once every three years.

            3. Recommend to the Board of Directors the independent accountants to be nominated, approve the compensation of the independent accountants, and review and approve the discharge of the independent accountants. Independent accountants are ultimately accountable to the Board of Directors and to the Audit Committee.

            4. Consider and review the Company's requirements for internal audit staffing, and review and concur in the appointment, replacement, reassignment, or dismissal of a director of internal auditing.

            5. Confirm and take or recommend any appropriate actions to assure the independence of the independent accountants. Obtain disclosures regarding the accountants' independence as required by Independence Standards Board Standard No. 1, as may be modified or supplemented, and discuss with the accountants all significant relationships to determine the accountants' independence.

            6. Inquire of management and the independent accountants about significant risks or exposures and assess the steps management has taken to minimize such risk to the Company.

            7. Consider and review, in consultation with the independent accountants and management, the audit scopes and annual plans of internal audits and plans for audits performed by the independent accountants.

            8. Review with management and the independent accountants the coordination of audit effort to assure completeness of coverage, reduction of redundant efforts, and the effective use of audit resources.

            9.  Consider  and  review  with  the  independent   accountants  and
                management:

                (a) The adequacy of the Company's internal controls including computerized information system controls and security.

                (b)  Any related significant findings and recommendations of the
                     independent    accountants   together   with   management's
                     responses thereto.

            10. Review with  management and the  independent  accountants at the completion of the annual examination:

                (a) The Company's annual financial statements and related footnotes.

                (b)  The  independent   accountants'   audit  of  the  financial
                     statements and their report thereon.

                (c)  Any  significant   changes   required  in  the  independent
                     accountants' audit plan.

                (d)  Any  serious   difficulties  or  disputes  with  management
                     encountered during the course of the audit.

                (e) Other matters related to the conduct of the audit, which are to be communicated to the Committee under generally accepted auditing standards.

            11. Consider  and  review  with   management  for  internal   audits
                performed:

                (a) Significant findings during the year and management's responses thereto.

                (b) Any difficulties encountered in the course of internal audits, including any restrictions on the scope of work or access to required information.

                (c)  Any changes required in the planned scope of audit plans.

                (d)  The overall adequacy of the internal audit function.

            12. Review with management and the independent  accountants  interim financial information prior to public release of quarterly results and filing of Form 10-Q.

            13. Review  annual  filings  on  Form  10-K  and  any   registration
                statements containing the Company's financial statements prior to filing with the Securities and Exchange Commission.

            14. Review  with  management  any  acts of  noncompliance  with  the
                Company's Standards of Conduct.

            15. Review  legal and  regulatory  matters  that may have a material
                impact  on  the  financial   statements   and  related   Company
                compliance policies.

            16. At least semi-annually,  meet with the Company's Controller, the independent accountants, and management in separate executive sessions to discuss any matters that the Committee or these groups believe should be discussed privately with the Audit Committee.

            17. Report  Committee  actions to the Board of  Directors  with such recommendations as the Committee may deem appropriate.

            18. The Audit Committee shall have the power to conduct or authorize investigations into any matters within the Committee's scope of responsibilities. The Committee shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation.

            19. The  Committee  shall  meet at least four times per year or more frequently as circumstances require. The Committee may ask members of management or others to attend the meeting and provide pertinent information as necessary.

            20. The Audit  Committee will issue a report annually to be included in the Company's Annual Proxy Statement to Shareholders. This report will disclose that the Audit Committee has:

                (a) Reviewed and discussed audited financial statements with management.

                (b) Discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, as may be modified or supplemented.

                (c)  Received   from  and   discussed   with   the   independent
                     accountants    disclosures    regarding   the   independent
                     accountants' independence.

                (d) Based on its reviews and discussions, has recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission.

            21. The Committee  will perform such other  functions as assigned by law, the Company's charter or bylaws, or the Board of Directors.

         The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors and free from any relationship to the Company that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment. The Company's annual Proxy Statement to Shareholders will contain a disclosure that Audit Committee members are independent.

         The following relationships would disqualify a director from serving on the Audit Committee:


 - Employment by the Company or any of its affiliates currently or for the past three years.

 - Accepting compensation from the Company or any of its affiliates currently or in the past three years, unless the Board of Directors certifies its belief that the acceptance of compensation would not impact a director's independence.

 - Being an immediate family member of a person who is or has been in the past three years an executive officer of the Company or any of its affiliates.

 - Being a partner, controlling shareholder, or executive officer of an organization to which the Company has made or received payments, unless the Board of Directors certifies its belief that the payments or receipts would not impact a director's independence. No certification is necessary once three years elapse following the termination of the relationship between either (1) the relevant organization and the Company, or (2) the director and the relevant organization.

 - Being an executive of a corporation if any executive of the Company sits on the compensation committee of such other corporation.

         All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise. It will be at the Board of Directors discretion as to each Committee member's ability to meet these requirements.

         The members of the Committee shall be appointed by the Board at the annual organizational meeting of the Board or until their successors shall be duly appointed and qualified. Unless a Chair is appointed by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

                           SOUTHWESTERN ENERGY COMPANY
                     2350 N. Houston Parkway East, Suite 300
                              Houston, Texas 77032

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned  hereby appoints each of Kenneth R. Mourton and Charles
E. Scharlau as Proxies, with power of substitution, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of Southwestern Energy Company held of record by the undersigned on March 14, 2001, at the Annual Meeting of Shareholders to be held on May 17, 2001, or any adjournment or adjournments thereof.

         You are encouraged to specify your choice by marking the appropriate box, but you need not mark either box if you wish to vote FOR the election of all nominees. The Proxies cannot vote your shares unless you sign and return this card.

1.  Election of Directors
                                                              _               _
         L. Epley, Jr.                    H. Korell      For |_|    Withheld |_|
         J. Hammerschmidt                 K. Mourton
         R. Howard                        C. Scharlau

         FOR, except vote WITHHELD from the following nominee(s):_______________

         FOR, with exercise of cumulative voting privilege. Indicate number of votes cast for each nominee.___________________________________________

         In their discretion, the Proxies are authorized to vote on such other business as may properly come before the meeting.

         The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments thereof. This proxy is revocable at any time before it is exercised, the signer retaining the right to attend the meeting and vote in person.

         This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR the election of directors.

NOTE:       Please sign  exactly as name  appears hereon.  Joint  owners  should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.


SIGNATURE(S) ________________________________________________  DATE __________


PLEASE MARK,  SIGN,  DATE, AND
RETURN THE PROXY CARD PROMPTLY
USING THE ENCLOSED ENVELOPE.